UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 6, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 14, 2008, Unitil Corporation (“Unitil” or the “Company”) announced that the Public Utility Commissions in New Hampshire and Maine have both announced their approval of Unitil’s proposed acquisition of Northern Utilities, Inc. (“Northern”) from NiSource Inc. The Commissions also approved the issuance of debt securities by Northern as part of the financing plans for the transaction. Regulatory approval for the acquisition is now pending in Massachusetts. The transaction is expected to close by the end of the year.

The regulatory process in both Maine and New Hampshire included the negotiation and filing of settlement agreements reflecting commitments by Unitil with respect to Northern’s rates, customer service and operations and for enhanced safety and reliability programs.

A copy of the Company’s press release announcing these approvals is attached as Exhibit 99.1 to this Current Report on Form 8-K. Also attached as Exhibits 99.2 – 99.4 are: New Hampshire Public Utilities Commission (“NHPUC”) Order No. 24,906; NHPUC Order No. 24,905; and MPUC Order in Docket No. 2008-241. The written order of the MPUC approving the proposed acquisition is expected to be issued shortly.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Unitil Corporation press release dated October 14, 2008.

99.2	NHPUC Order No. 24,906

99.3	NHPUC Order No. 24,905

99.4	MPUC Order in Docket No. 2008-241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	October 17, 2008